Exhibit 3.2

FORM OF

ICON ENERGY CORP.

AMENDED AND RESTATED BYLAWS

As Adopted on [●], 2024

ARTICLE I

OFFICES

The principal place of business of Icon Energy Corp. (the “Corporation”) shall be at such place or places as the Board of the Corporation (the “Board”) shall from time to time determine.  The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.  Annual Meeting:  The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands and/or by means of remote communication as the Board may determine for the purpose of electing members of the Board (“Directors”) and of transacting such other business as may properly be brought before the meeting. The Chairperson of the Board (the “Chairperson”) or, in the Chairperson’s absence, another person designated by the Board shall act as the Chairperson at any meeting of shareholders.

Section 2.  Nature of Business at Annual Meetings of Shareholders:  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation entitled to vote at such meeting (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures and requirements set forth in this Section 2 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”). To be timely a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders.  In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder’s notice described herein.

To be in proper written form, a shareholder’s notice to the Secretary must come from a shareholder entitled to vote on the matter or matters proposed to be brought before the annual meeting and must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder along with such shareholder’s tax identification number, (iii) the number of shares of capital stock of the Corporation entitled to vote which are owned beneficially or of record by such shareholder and (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  In addition, notwithstanding anything in this Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual meeting, or any special meeting of shareholders called for the purpose of electing directors, must comply with Section 3 of Article III of these Bylaws for such nomination or nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2 of this Article II.  Compliance with the requirements of this Section 2 of this Article II shall be determined in good faith by the Chairperson, and if the Chairperson determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3.  Special Meeting:  Special meetings may be called in the manner set forth in the Corporation’s Articles of Incorporation (the “Articles of Incorporation”).

Section 4.  Notice of Meetings:  Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or by electronic transmission at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary.  To the extent Marshall Islands law permits the giving of notice by other means, including but not limited to any means of electronic transmission, then notice may be given of such means.

Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

Section 5.  Adjournments:  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 4 of this Article II.

Section 6.  Quorum:  Quorum shall be constituted in the manner set forth in the Articles of Incorporation.

Section 7.  Voting: If a quorum is present, and except as otherwise expressly provided by law, the Articles of Incorporation then in effect or these Bylaws, the affirmative vote of a majority of the votes cast by holders of shares of stock present in person or represented by proxy and entitled to vote thereat shall be the act of the shareholders.

Section 8. Fixing of Record Date:  The Board may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders, as the time as of which shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting.  The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III

DIRECTORS

Section 1.  Number:  The affairs, business and property of the Corporation shall be managed by the Board.  The number of Directors shall be determined in the manner set forth in the Articles of Incorporation. The Directors need not be residents of the Marshall Islands nor shareholders of the Corporation.

Section 2.  How Elected:  The Directors shall be elected as specified in the Articles of Incorporation .

Section 3.  Nomination of Directors: Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 of this Article III and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures and requirements set forth in this Section 3 of this Article III, which sets forth the exclusive means for a shareholder to nominate persons for election to the Board at a meeting of shareholders.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2 of Article II, and, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

To be in proper written form, a shareholder’s notice to the Secretary must set forth; (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors by rules and regulations applicable to the Corporation, and (v) an agreement to provide such other documents and questionnaires as may reasonably be requested by the Corporation, including, but not limited to, information regarding the background and qualification of such person to serve as a director of the Corporation and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder along with such shareholder’s tax identification number, (ii) the number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 3 of this Article III.  Compliance with the requirements of this Section 3 of this Article III shall be determined in good faith by the Chairperson, and if the Chairperson determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or these Bylaws), the vote of not less than two-thirds (2/3rd) of the entire Board shall be required to amend, alter, change or repeal this Section 3 of this Article III.

Section 4.  Removal:  Removal of Directors is governed by the Articles of Incorporation.

Section 5.  Vacancies:  The filling of any vacancies in the Board shall be governed by the Articles of Incorporation.

Section 6.  Regular Meetings:  Regular meetings of the Board may be held at such time and place either within or without the Marshall Islands, and/or by means of remote communication as may be determined by resolution of the Board and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 7.  Special Meetings:  Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by the Chairperson or a majority of the Board.   Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof.

Section 8.  Notice of Special Meetings:  Notice of the date, time and place of each special meeting of the Board shall be given to each Director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting.  For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him personally (including by telephone) or if such notice be delivered to such Director by mail or by electronic transmission to his last known address.  To the extent Marshall Islands law permits the giving of notice by other means, then Notice may be given of such means. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 9.  Quorum:  A majority of the Directors at the time in office, present in person or by proxy or by conference telephone, shall constitute a quorum for the transaction of business.

Section 10.  Voting:  The vote of the majority of the Directors, present in person, by proxy, or by conference telephone, at a meeting at which a quorum is present shall be the act of the Directors.  Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.

Section 11.  Compensation of Directors and Members of Committees:  The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

ARTICLE IV

COMMITTEES

The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members one or more committees to consist of one or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any Bylaw or adopt any new Bylaw, (iii) amend or repeal any resolution of the entire Board, (iv) or increase the number of Directors on the Board, (v) remove any Director, (vi) adopt an agreement of merger or consolidation, (vii) recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, (viii) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution. Members of such committees shall hold office for such period as may be prescribed by the vote of a majority of the entire Board. Vacancies in membership of such committees shall be filled by vote of the Board.  Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine.  Each committee shall keep a record of its proceedings and report the same to the Board when requested.

ARTICLE V
OFFICERS

Section 1.  Number and Designation:  From time to time, the Board shall elect a Chief Executive Officer and a Secretary and such other officers with such duties as it may deem necessary, provided that initial officers may be appointed by the incorporator.  Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors.  Officers of the Corporation shall be natural persons, except that the Secretary may be an entity.  Any two (2) or more offices may be held by the same natural person.

Section 2.  Secretary.  The Secretary shall act as Secretary of all meetings of the shareholders and the Board at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board or the President.  If the Secretary is an entity, the duties of the Secretary may be carried out by any authorized representative of such entity.

Section 3.  Other Officers:  Officers other than those treated in Sections 2 through 3 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer or President, as the case may be.

The designations, power, authority, obligations and salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board or any duly authorized committee thereof.  The Board may at any meeting appoint additional officers.  Each officer shall hold office until his successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal or otherwise.  Any officer may be removed by the Board at any time with or without cause, subject to the terms of any employment agreement between the Corporation and such officer.  Any vacancy in an office may be filled by the Board at any regular or special meeting.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1.  Form and Issuance:  The shares of the Corporation may be represented by certificates in a form meeting the requirements of law and approved by the Board.  Certificates shall be signed by (i) the Chairperson, the Chief Executive Officer, the President or a Vice President and by (ii) the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.  These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees.  Shares may also be represented in uncertificated form, and, specifically, the Corporation may issue shares to be represented in any manner permitted or required by the rules of the stock exchange on which the shares of the Corporation may be listed.

Section 2.  Transfer:  The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 3.  Loss of Stock Certificates:  The Board may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII

DIVIDENDS

Dividends may be declared in conformity with law by, and at the discretion of, the Board at any regular or special meeting.  Dividends may be declared and paid in cash, stock, or other property of the Corporation.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.        Any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporations Act of the Republic of the Marshall Islands, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 2.        The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these amended and restated bylaws.

ARTICLE IX

CORPORATE SEAL

The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate.

ARTICLE XI

AMENDMENTS

These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, in the manner set forth in the Articles of Incorporation.